EXHIBIT 15.2

TotalEnergies SE

Consent of Independent Registered Public Accounting Firms

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statements on Form F-3 (File Nos. 333-255641, 333-255641-01, 333-255641-02 and 333-255641-03) of TotalEnergies SE (formerly Total SE), TotalEnergies Capital International (formerly Total Capital International), TotalEnergies Capital Canada Ltd. (formerly Total Capital Canada Ltd.) and TotalEnergies Capital (formerly Total Capital), and

(2)	Registration Statement on Form S-8 (File No. 333-264261) pertaining to the TotalEnergies Holdings USA, Inc. 2022 Employee Shareholder Plan.

of our reports dated March 21, 2023, with respect to the consolidated financial statements of TotalEnergies SE and subsidiaries and the effectiveness of internal control over financial reporting of TotalEnergies SE and subsidiaries, included in this Annual Report (Form 20-F) of TotalEnergies SE for the year ended December 31, 2022.

Neuilly-sur-Seine and Paris-La Défense, France

March 23, 2023

By: /s/ PricewaterhouseCoopers Audit	By : /s/ ERNST & YOUNG Audit
PricewaterhouseCoopers Audit	ERNST & YOUNG Audit